Execution Copy

WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement, dated as of September 15, 2008 (this “Agreement”), is by and between INTEGRAL VISION, INC., a Michigan corporation (the “Company”), and each person or entity that is named on Schedule A hereto.  Each such person or entity, together with its successors and permitted assigns, is referred to herein as an “Investor”, and all such persons and entities, together with their respective successors and permitted assigns, are collectively referred to herein as the “Investors”.

The Company and the Investors are parties to a Securities Purchase Agreement, dated as of April 12, 2005 (the “Securities Purchase Agreement”), pursuant to which each Investor purchased from the Company shares of preferred stock and a warrant (each, an “Old Warrant” and, collectively, the “Old Warrants”).

The Company wishes to effect the financing described on Schedule 4.13 hereof (the “Financing”).

In order to induce the Investors to take certain actions to facilitate the consummation of the Financing, on the terms and subject to the conditions set forth in this Agreement, the Company wishes to (i) amend each Old Warrant so that the Exercise Price (as defined therein, the “Old Warrant Exercise Price”) shall be equal to $0.001 for all exercises occurring on or after the effective date of this Agreement and (ii) issue to each Investor a new warrant for the number of shares of the Company’s common stock (the “Common Stock”) set forth next to such Investor’s name on Schedule A hereto, each such warrant to have an exercise price of $0.001 and otherwise to be in the form attached hereto as Annex I (each, a “New Warrant” and, collectively, the “New Warrants”).

Each Investor wishes to amend such Investor’s Old Warrant and to accept a New Warrant as an inducement, in each such case, to delete and/or amend certain provisions of the Securities Purchase Agreement.

In consideration of the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Amendment of Old Warrant Exercise Price. As of the Effective Date, (i) the Old Warrant held by each Investor shall be deemed amended so that the Old Warrant Exercise Price therefor shall be equal to $0.001 for all exercises of such Old Warrant that are effected on or after the Effective Date (as defined in Section 6); and (ii) paragraph 3(b) of the Old Warrants (“Subsequent Equity Sales”) shall be deleted in its entirety. Except as amended hereby, each Old Warrant shall continue in full force and effect in accordance with its terms.

2.           Issuance of New Warrants; Registration Rights. On the Effective Date, the Company shall issue and deliver to each Investor a New Warrant which will entitle such Investor to purchase the number of shares of Common Stock set forth next to such Investor’s name on Schedule A hereto at an exercise price of $0.001.  The Company shall register the shares of Common Stock issuable upon exercise of the New Warrants for resale by the Investors pursuant to a Registration Rights Agreement in the form attached hereto as Annex II (the “Registration Rights Agreement”).

3.           Amendment of Securities Purchase Agreement.

3.1           As of the Effective Date, Section 4.13 of the Securities Purchase Agreement will be deemed amended and restated to read in its entirety as follows:

4.13        Right of First Refusal.

(a)           If the Company intends to effect a financing by issuing its Common Stock or Common Stock Equivalents (“Subsequent Financing”) at any time prior to September 15, 2010, each Investor shall have the right (but not the obligation) to purchase, in accordance with this Section 4.13 (the “ROFR”), all (or less than all) of the Investors pro-rata portion of such Common Stock or Common Stock Equivalents (“ROFR Securities”) in accordance with this Section 4.13.

(b)           If the Company intends to effect such Subsequent Financing, at least 20 days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than 3 Trading Days after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall provide each Investor with a summary of the material terms for such Subsequent Financing and the amount of such ROFR Securities that such Investor is entitled to purchase.  The date on which a Subsequent Financing Notice has been delivered to each Investor requesting it (a “Participating Investor”) shall be deemed the “ROFR Notice Date” for such Subsequent Financing Notice.  Upon delivery of a Subsequent Financing Notice to the Participating Investors, each Participating Investor may elect to exercise its ROFR with respect to the proposed Subsequent Financing to which such Subsequent Financing Notice relates, which election shall be deemed effective if (i) a notice (a “ROFR Election Notice”) is delivered to the Company within 15 days from the applicable ROFR Notice Date or prior to the date of the closing of the proposed Subsequent Financing, whichever is earlier, and (ii) such ROFR Election Notice (x) states that the Participating Investor has elected to exercise its ROFR with respect to such proposed Subsequent Financing, and (y) is delivered by such Participating Investor to the Company.  In the event that such Participating Investor elects not to exercise its ROFR, the Company shall have 90 days thereafter to sell the ROFR Securities for which the Participating Investors’ rights were not exercised, at a price and upon general terms and conditions that are substantially similar to the price and general terms offered to the Participating Investors as reflected in the Subsequent Financing Notice.  If the Company has not sold such ROFR Securities within 90 days of the ROFR Notice Date, the Company shall not thereafter issue or sell such ROFR Securities without first offering such securities to the Investors in the manner provided in this Section 4.13.

(c)          The provisions of this Section 4.13 will not apply to the transactions described on Schedule 4.13 annexed to the Waiver and Amendment Agreement dated September 15, 2008.

3.2           As of the Effective Date, Section 4.17 of the Securities Purchase Agreement is deleted in its entirety.

3.3           Except as amended hereby, the Securities Purchase Agreement will continue in full force and effect in accordance with its terms.

4.           Representations of the Company. The Company hereby represents and warrants to each Investor that (i) the Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, to amend the Old Warrants and to issue and deliver New Warrants as described herein; (ii) all corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations in connection with, this Agreement and the Registration Rights Agreement, including, without limitation, the amendment of the Old Warrants and the issuance and delivery of the New Warrants, has been taken; (iii) the New Warrants are duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any liens, claims or encumbrances imposed by or through the Company; (iv) the shares of Common Stock issuable upon exercise of the New Warrants, when issued and delivered in accordance with the terms of the New Warrants, will be duly and validly issued, fully paid and non-assessable, free and clear of any liens, claims or encumbrances imposed by or through the Company; and (v) this Agreement and the Registration Rights Agreement each constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity.

5.           Representations of Each Investor. Each Investor hereby represents and warrants to the Company that (i) such Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is acquiring the New Warrants solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act; and (iii) this Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity.

6.           Condition to Effectiveness. This Agreement shall only become effective upon the closing of the Financing on terms no less favorable to the Company than as described in Schedule 4.13 to this Agreement.  The date this Agreement becomes effective is referred to herein as the “Effective Date”.

7.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.           No Reliance.  Each party to this Agreement acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the consummation of the transactions contemplated hereby, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

9.           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The Company acknowledges and agrees that nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Securities Exchange Act of 1934, as amended, or to create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including, without limitation, rights arising out of this Agreement, individually, and shall not be required to join any other Investor as an additional party in any proceeding for such purpose.

10.         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.         Notices. Any notice, demand or request given by the Company or the Investor concerning this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, or after 5:00 p.m. (eastern time) on a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Integral Vision, Inc.
49113 Wixom Tech Drive
Wixom, Michigan  48393
Attn:	Mark R. Doede, President
Tel:	(248) 668-9230 x203
Fax:	(248) 668-9384

With a copy (which shall not constitute notice) to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, New York 10017
Attn:	David S. Song, Esq.
Tel:	212-599-0700
Fax:	212-599-8400

and if to any Investor, to such address for such Investor as shall appear next to such Investor’s name on Schedule A hereto, or as shall be designated by such Investor in writing to the Company in accordance with this paragraph 11.

12.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission or email of an electronic file.

13.         Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.         Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Investor. Any waiver or consent given by a party shall be in writing and shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INTEGRAL VISION, INC.

By:	/s/ Mark Doede
Name: Mark Doede
Title: President

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INTEGRAL VISION, INC.

By:	/s/ Mark Doede
Name: Mark Doede
Title: President

BONANZA MASTER FUND LTD.

By:	/s/ Bernay Box

By:	Bonanza Master Fund, Ltd.
By: Bonanza Capital, Ltd.
As its general partner
By: Bonanza Fund Management, Inc.
As its general partner
By: Bernay Box
President

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INTEGRAL VISION, INC.

By:	/s/ Mark Doede
Name: Mark Doede
Title: President

SRB GREENWAY CAPITAL, L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

SRB GREENWAY CAPITAL (QP), L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

SRB GREENWAY OFFSHORE OPERATING FUND, L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

INTEGRAL VISION, INC.

By:	/s/ Mark Doede
Name: Mark Doede
Title: President

KIRCHER FAMILY TRUST

By:	/s/ Stephen C. Kircher
Name: Stephen C. Kircher
Title:

Schedule A to the
Waiver and Amendment Agreement

SCHEDULE OF INVESTORS

Investor Name	Address for Notices	Jurisdiction of Residence	Number of Warrant Shares
Special Situations Cayman Fund, L.P.	527 Madison Avenue, Suite 2600 New York, NY 10022 Attention: Marianne Kelly	Delaware	681,081
Special Situations Private Equity Fund, L.P.	527 Madison Avenue, Suite 2600 New York, NY 10022 Attention: Marianne Kelly	Delaware	1,459,459
Special Situations Technology Fund, L.P.	527 Madison Avenue, Suite 2600 New York, NY 10022 Attention: Marianne Kelly	Delaware	204,325
Special Situations Technology Fund II, L.P.	527 Madison Avenue, Suite 2600 New York, NY 10022 Attention: Marianne Kelly	Delaware	1,255,135
Bonanza Master Fund Ltd.	300 Crescent Court, Suite 1740 Dallas, TX 75201 Attention: Brian Ladin		3,000,000
SRB Greenway Capital, L.P.	300 Crescent Court, Suite 1111 Dallas, TX 75201 Attention: Joe Worsham		42,600
SRB Greenway Capital (QP), L.P.	300 Crescent Court, Suite 1111 Dallas, TX 75201 Attention: Joe Worsham		305,150
SRB Greenway Offshore Operating Fund, L.P.	300 Crescent Court, Suite 1111 Dallas, TX 75201 Attention: Joe Worsham		27,250
Kircher Family Trust	6000 Greystone Place Granite Bay, CA 95746 Attention: Stephen C. Kircher		25,000

Total			7,000,000

Schedule 4.13

The Company intends to issue up to $3,950,000 of the Company’s 8% Secured Convertible Notes which will be convertible into the Company’s common stock at a minimum of $0.25 per share (subject to adjustments for stock splits, stock dividends, and similar events) and have a maturity date of July 1, 2010 (the “Exempt New Notes”).  Said Exempt New Notes are to be issued (i) in exchange for the Company’s Class 2 Notes as defined in the Company’s Fifth Amended and Restated Note and Warrant Purchase Agreement as filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10KSB on March 31, 2008 (the “Class 2 Notes”), including the accrued interest due thereon, except that $1,437,000 of the Class 2 Notes issued by the Company and outstanding as of December 1, 2007 (including accrued interest due on said $1,437,000 of Class 2 Notes) may not be exchanged for the Exempt New Notes or (ii) to new purchasers of Exempt New Notes.

The Company has $373,000 of secured convertible notes issued and outstanding as of June 25, 2008 (the “Old Convertible Notes”).  The Company may only issue Exempt New Notes if (i) the holders of $234,000 of the Old Convertible Notes agree to amend the terms of said Old Convertible Notes to conform to the terms of the Exempt New Notes (except that the holders of $23,000 of these $234,000 of Old Convertible Notes may elect to have their notes repaid rather than have the terms of said notes amended) and (ii) the holders of $139,000 of the Old Convertible Notes agree to accept newly issued Class 2 Notes (that are not eligible to be exchanged for Exempt New Notes and that only entitle the holders thereof to receive interest on said notes) in exchange for said $139,000 of Old Convertible Notes.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 15, 2008, is by and between INTEGRAL VISION, INC., a Michigan corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof.  Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

The Company has agreed, on the terms and subject to the conditions set forth in the Waiver and Amendment Agreement, dated as of September 15, 2008 (the “Waiver Agreement”), to issue and deliver to each Investor named therein a Warrant (each, a “Warrant” and, collectively, the “Warrants”) that is exercisable into shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”).

In order to induce each Investor to enter into the Waiver Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws.

In consideration of each Investor entering into the Waiver Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Affiliate” means, as to any person (the “subject person”), any other person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission is closed or on which banks in the City of New York are authorized by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Filing Deadline” means the ninetieth (90th) calendar day following the date of the Waiver Agreement.

“Holder” means any person (i) owning or having the right to acquire, through exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof or (ii) who has included shares of Common Stock (including shares issuable upon exercise of warrants or conversion of notes) on a Registration Statement upon exercise of such person’s registration rights.

“Registrable Securities” means (i) the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Warrants, (ii) any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Warrant Shares and (iii) any shares of Common Stock (including shares issuable upon exercise of warrants or conversion of notes) included on a Registration Statement upon exercise of such person’s  registration rights.

“Registration Deadline” means the one hundred and twentieth (120th) calendar day following the date of the Waiver Agreement.

“Registration Period” has the meaning set forth in paragraph 2(c) below.

“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis, and filed by the Company pursuant to the terms of this Agreement.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements, interpretations or requests of the Commission staff.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Waiver Agreement or the Warrants, as the case may be.

2.            REGISTRATION.

(a)           Filing of Registration Statement.  On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on such form as the Company is then eligible to use as a “shelf” registration statement under Rule 415 covering the resale of all or such portion of the number of shares of Common Stock issuable upon exercise of the Warrants (such number to be determined without regard to any restriction on such exercise) as permitted by SEC Guidance. Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

(b)           Effectiveness.  The Company shall use reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline.  The Company shall respond promptly to any and all comments made by the staff of the Commission on with respect to the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request.  The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, and (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public pursuant to Rule 144 under the Securities Act or any successor provision without regard to volume or manner of sale restrictions (the period beginning on the Filing Deadline and ending on the earliest to occur of (i) and (ii) above being referred to herein as the “Registration Period”).

(c)           Allocation of Warrant Shares. The initial number of Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities held by or issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Exercise Price in effect at such time and without regard to any restriction on the ability of a Holder to exercise such Holder’s Warrant as of such date).  In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

(d)           Registration Default.  If (A) the Registration Statement is not declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission and during a period in which an Allowed Delay is not in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144 or any successor provision without regard to volume or manner of sale restrictions), or (C) an amendment to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 3(j) below is not filed on or before the date required by such Section 3(j), (each of the foregoing clauses (A), (B) and (C) being referred to herein as a “Registration Default”), the Company shall make payments to each Holder party hereto equal to such Holder’s pro rata share (based on the aggregate number of shares of Common Stock constituting Registrable Securities held by or issuable to such Holder as of the Registration Deadline) of 0.5% of the Market Price (as defined below) of such Common Stock for each thirty (30) day period in which a Registration Default exists (prorated for any period of less than thirty days); provided, however, that the maximum aggregate percentage represented by such payments shall be capped at five percent (5%) of such Market Price. Each such payment shall be made within five (5) Business Days following the last day of the calendar month in which a Registration Default occurs. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, or otherwise. Notwithstanding the foregoing, if any SEC Guidance sets forth a limitation on the number of shares of Common Stock permitted to be registered on the Registration Statement (and notwithstanding that the Company used reasonable efforts to advocate with the Commission for the registration of all or a greater number of such shares), such limitation shall not constitute a Registration Default and, in such event, the number of shares of Common Stock to be registered on such Registration Statement will be reduced, first, by shares of Common Stock owned by Holders who are not Affiliates of the Company (applied, in the event that some of such shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares held by such Holders) and, second, by shares of Common Stock owned by Holders who are Affiliates of the Company (applied, in the event that some of such shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares held by such Holders). “Market Price” means, as of a particular date, the highest daily VWAP for the Common Stock during the period of twenty (20) consecutive Trading Days occurring immediately prior to (but not including) such date as reported in the Principal Market.  If the Market Price cannot be calculated because the Common Stock is no longer publicly traded or otherwise, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holders of a majority of Registrable Securities, and shall cause such investment banking firm to perform such determination and notify the Company and each Holder of the results of determination no later than five (5) Business Days from the time such calculation was submitted to it by the Company.

 (e)           Allowed Delay.  The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than twenty (20) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (A) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”). In addition, until the Company becomes eligible to file a registration statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an “Updating Amendment”), the Company may also suspend the availability of the Registration Statement until such Updating Amendment is declared effective and any such suspension shall also be deemed an Allowed Delay for all purposes under this Agreement as long as such Updating Amendment is filed within five (5) Business Days following the event or circumstance requiring such amendment and the Company promptly responds to any comments made thereon by the staff of the Commission. The Company shall promptly (i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information), (ii) advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay and (iii) notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

3.            OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement filed hereunder:

(a)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)           at such time following the Closing that the Company is eligible to do so, use commercially reasonable efforts to secure the listing of all Registrable Securities on the principal market on which the Common Stock is then listed or quoted, and at any Holder’s request, provide such Holder with reasonable evidence thereof;

(c)           so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

(d)           use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e)           notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f)           use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

(g)           furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by an officer of or counsel to the Company and addressed to such Holder, confirming such effectiveness and, to the knowledge of  such counsel, the absence of any stop order;

(h)           provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available during normal business hours and with reasonable advance notice its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

(i)           permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

(j)           in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities issuable under the Warrants (such number to be determined without regard to any restriction on the ability of any Holder to exercise such Holder’s Warrant), except where such deficiency is as a result of SEC Guidance, the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than the Registrable Securities eligible for resale thereunder and issuable under the Warrants (such number to be determined using the Exercise Price in effect at the time of such amendment or filing and without regard to any restriction on the ability of any Holder to exercise such Holder’s Warrant). The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this paragraph 3(j) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrant in order to prevent dilution resulting from stock splits, stock dividends or similar events.

4.            OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to the Registration Statement, each Holder shall:

(a)  timely furnish to the Company (i) a completed Shareholder Questionnaire in the form supplied to such Holder by the Company and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)  upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 3(e) or 3(f), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 3(e) or withdrawal of the stop order referred to in paragraph 3(f), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)  to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities; provided that the Company shall notify such Holder promptly in the event that it no longer meets the conditions of Rule 172(c);

(d)  notify the Company when it has sold all of the Registrable Securities held by it; and

(e)  notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5.           INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Subject to the provisions of paragraph 5(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in such Registration Statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

(b)           To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in such Registration Statement, or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable law. Subject to the provisions of paragraph 5(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this paragraph 5(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder.  The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           The obligations of the Company and each Holder under this Section 5 shall survive the exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

6.           REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)           furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

7.           MISCELLANEOUS.

(a)           Expenses of Registration.  Except as otherwise provided in the Waiver Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 3(g) hereof, shall be borne by the Company.

(b)           Amendment; Waiver.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders party hereto of at least two-thirds (2/3) of the Registrable Securities into which all of the Warrants then outstanding are exercisable (without regard to any limitation on such exercise). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company.  The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)           Notices.  Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to a reputable overnight courier, addressed as follows:

If to the Company:

Integral Vision, Inc.
49113 Wixom Tech Drive
Wixom, Michigan  48393
Attn:      Mark R. Doede, President
Tel:        (248) 668-9230 x203
Fax:        (248) 668-9384

With a copy (which shall not constitute notice) to:

Mazzeo Song & Bradham LLP
708 Third Avenue
New York, New York 10017
Attn:     David S. Song, Esq.
Tel:        212-599-0700
Fax:        212-599-8400

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

(d)           Assignment.  Upon the transfer of any Warrant or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Waiver Agreement or the Warrants, as applicable.

(e)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.  This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(f)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g)           Holder of Record.  A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)           Entire Agreement. This Agreement, the Waiver Agreement and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Waiver Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

INTEGRAL VISION, INC.

By:	/s/ Mark Doede
Name: Mark Doede
Title: President

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ David Greenhouse
Name: David Greenhouse
Title: General Partner

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

BONANZA MASTER FUND LTD.

By:	/s/ Bernay Box

By:	Bonanza Master Fund, Ltd.
	By:	Bonanza Capital, Ltd.
As its general partner
		By:	Bonanza Fund Management, Inc.
As its general partner
			By:	Bernay Box
President

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

SRB GREENWAY CAPITAL, L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

SRB GREENWAY CAPITAL (QP), L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

SRB GREENWAY OFFSHORE OPERATING FUND, L.P.
By:	SRB Management, L.P., General Partner
By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

KIRCHER FAMILY TRUST

By:	/s/ Stephen C. Kircher
Name: Stephen C. Kircher
Title:

Annex I to
Waiver and Amendment Agreement

THIS WARRANT (THIS “WARRANT”) AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

WARRANT

TO PURCHASE COMMON STOCK

OF

INTEGRAL VISION, INC.

Issue Date:  September __, 2008

THIS CERTIFIES that ____________________or any subsequent holder hereof (the “Holder”), has the right to purchase from INTEGRAL VISION, INC., a Michigan corporation (the “Company”), up to _____ duly authorized, validly issued, fully paid and nonassessable shares of the Company’s outstanding common stock, no par value (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the Issue Date specified above (the “Issue Date”) and ending at 5:00 p.m., New York City time, on September __, 2013 or, if such day is not a Business Day, on the next succeeding Business Day (the “Expiration Date”).

 This Warrant is issued pursuant to a Waiver and Amendment Agreement, dated as of September __, 2008 (the “Waiver Agreement”), and this Warrant and the other New Warrants (as defined in the Waiver Agreement) issued pursuant to the Waiver Agreement are collectively referred to herein as the “Warrants”. Any warrant issued to the Holder (or its successor or assign) pursuant to the Securities Purchase Agreement, dated as of April 12, 2005, is referred to herein as an “Old Warrant” and, collectively with the other warrants issued pursuant to such agreement, the “Old Warrants”.

1.           DEFINITIONS.

(a)           Defined Terms.  The following terms shall apply to this Warrant:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Exercise Price” has the meaning specified in Section 2(a) below.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Issue Date” means the Issue Date set forth on the front page of this Warrant.

“Major Transaction” means the existence, occurrence or public announcement of, or entering into an agreement contemplating, a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into, or exchanged or tendered for, the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity.

“Market Price” means, as of a particular date, the highest daily VWAP for the Common Stock during the period of twenty (20) consecutive Trading Days occurring immediately prior to (but not including) such date as reported in the Principal Market.  If the Market Price cannot be calculated because the Common Stock is no longer publicly traded or otherwise, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than five (5) Business Days from the time such calculation was submitted to it by the Company.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the Principal Market.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company.

(b)           Usage.    All definitions contained in this Warrant are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Warrant as a whole and not to any particular provision of this Warrant.

2.           EXERCISE.

(a)           Right to Exercise; Exercise Price.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending at 5 p.m., New York City time, on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”).  The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be $0.001, subject to adjustment for the events specified in Section 6 of this Warrant.

(b)           Exercise Notice.  In order to exercise this Warrant, the Holder shall (i) send by facsimile transmission, at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) and (ii) in the case of a Cash Exercise, deliver the Exercise Price to the Company by wire transfer of immediately available funds.  The Holder shall promptly thereafter deliver the original Warrant to the Company for cancellation (and replacement with a new Warrant if exercised in part) pursuant to Section 2(d) of this Warrant.  The Exercise Notice shall also state the name or names in which the Warrant Shares issuable on such exercise shall be issued if other than the Holder.

(c)           Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)           Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

3.           DELIVERY OF WARRANT SHARES UPON EXERCISE.

(a)           Exercise and Delivery. Upon receipt of an Exercise Notice pursuant to Section 2 of this Warrant, the Company shall, (A) in the case of a Cash Exercise no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price, and (B) in the case of a Cashless Exercise, no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice (each of the dates specified in the foregoing clauses (A) or (B) being referred to as a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.  If the transfer agent for the Company’s Common Stock participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), and as long as the Warrant Shares being delivered upon the exercise hereof are registered for resale by the Holder, have been sold pursuant to Rule 144 or are freely tradable pursuant to Rule 144(b)(1), the Company shall effect delivery of Warrant Shares by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date.  If any exercise would create a fractional Warrant Share, such fractional Warrant Share shall be disregarded and the number of Warrant Shares issuable upon such exercise, in the aggregate, shall be the nearest whole number of Warrant Shares.  Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required by applicable securities laws.

(b)           Failure to Deliver Warrant Shares. In the event that the Holder has not received certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the second (2nd) Business Day following the Delivery Date therefor (an “Exercise Default”), and the Holder purchases shares of Common Stock in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon such exercise, the Holder shall have the right to receive from the Company an amount equal to (A) the aggregate amount paid by the Holder for shares of Common Stock so purchased by the Holder minus (B) the aggregate Exercise Price for such Warrant Shares (which payment shall not relieve the Company from its obligation to deliver such Warrant Shares to the Holder); provided, that if, in lieu of or in addition to purchasing shares of Common Stock for the purpose of making delivery on such sale, the Holder borrows shares of Common Stock in order to make such delivery, the Holder shall have the additional right to be reimbursed by the Company for all costs associated with effecting such borrowing transaction. The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other.  In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). The amounts specified herein shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice thereof from the Holder.

4.           EXERCISE LIMITATION.

The Holder shall not be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which may be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this Section 4), would exceed [9.9][4.9]% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than [9.9][4.9]% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant at such time as such exercise will not violate the provisions of this Section 4.  As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.  The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this Section 4 may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty one (61) days’ prior written notice to the Company, to waive the provisions of this Section 4 without obtaining such consent. [This Section 4 may be omitted at the request of any Holder prior to the issuance of this Warrant]

5.           PAYMENT OF THE EXERCISE PRICE; CASHLESS EXERCISE.

The Holder may pay the Exercise Price through a cash exercise (a “Cash Exercise”) by delivering immediately available funds on the Exercise Date, or if all or some of the Warrant Shares may not be sold pursuant to an effective registration statement, the Holder may elect to pay the Exercise Price through a cashless exercise (a “Cashless Exercise”), whether exclusively or in combination with a Cash Exercise. The Holder shall effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder a number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the VWAP on the Trading Day immediately preceding the date of such election; and

B = the Exercise Price.

It is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

6.           ANTI-DILUTION ADJUSTMENTS; DISTRIBUTIONS; OTHER EVENTS.

The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.

(a)           Stock Splits, Stock Interests, Etc.  If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price shall be proportionately increased.

(b)           Major Transactions.  If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to exercise this Warrant in whole or in part at any time prior to, on or after the record date for the receipt of the consideration payable to the holders of Common Stock and shall be entitled to receive, in lieu of the shares of Common Stock otherwise issuable upon exercise of this Warrant, such shares of stock, securities and/or other assets as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon exercise of this Warrant had such Major Transaction not taken place (without giving effect to any limitations on such exercise contained in this Warrant).  The Company shall not effect any Major Transaction unless (1) subsequent to the public disclosure by the Company of such Major Transaction, the Holder has been given written notice of such transaction by the earlier of (A) the date that is thirty (30) days (sixty one (61) days if, without giving effect to the limitation on exercise contained in Section 4, the Holder would beneficially own more than [9.9][4.9]% of the Common Stock then outstanding) prior to the date on which such transaction is consummated, and (B) the date that is fifteen (15) days prior to the record date for the determination of the Company’s stockholders entitled to vote with respect to such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.  The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of this Warrant as of the date of such transaction, and shall similarly apply to successive Major Transactions.

(c)           Adjustments; Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.  Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable so that the aggregate Exercise Price that the Holder must pay in order to exercise this Warrant in full shall remain unchanged immediately before and after such adjustment.

7.           MISCELLANEOUS.

(a)           Failure to Exercise Rights not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company breaches any of its obligations hereunder to issue Warrant Shares or pay any amounts as and when due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b)           Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally, against written receipt therefor, or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Integral Vision, Inc.
49113 Wixom Tech Drive
Wixom, Michigan  48393
Attn:     Mark R. Doede, President
Tel:        (248) 668-9230 x203
Fax:        (248) 668-9384

With a Copy to:

Mazzeo Song & Bradham LLP
708 Third Avenue, 19th Floor
New York, New York 10017
Attn:     David S. Song, Esq.
Tel:        (212) 599-0700
Fax:        (212) 599-8400

and if to the Holder, to such address as shall appear on the books of the Company; or as shall otherwise be designated by such party in writing to the other parties hereto in accordance this Section 7(b).  Written confirmation of receipt generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission shall be rebuttable evidence of receipt by facsimile in accordance with clause (i) above.

(c)           Amendments and Waivers.  No (i) amendment to this Warrant or (ii) waiver of any agreement or other obligation of the Company under this Warrant may be made or given except pursuant to a written instrument executed by the Company and the Holder.  No waiver of any provision of this Warrant applicable to the Holder may be made except pursuant to a written instrument executed by the Holder and the Company.  Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

(d)           Transfer of Warrant.  The Holder may sell, transfer or otherwise dispose of all or any part of this Warrant (including without limitation pursuant to a pledge) to any Person as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder.  From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of the portion of this Warrant acquired by such transferee, and the Company shall, as promptly as practicable (but in no event later than three (3) Business Days from the date it receives notice thereof), issue and deliver to such transferee a new Warrant identical in all respects to this Warrant, in the name of such transferee.  The Company shall be entitled to treat the original Holder as the holder of this entire Warrant unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)           Lost or Stolen Warrant.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant identical in all respects to this Warrant.

(f)           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g)           Successors and Assigns.  The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Warrant except as specifically required or permitted pursuant to the terms hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

INTEGRAL VISION, INC.

By:
Mark R. Doede
President

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase   of the shares of Common Stock (“Warrant Shares”) of INTEGRAL VISION, INC. evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares.

2.           Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address

☐	Through Depository Trust Corporation (Account )